Exhibit 99.1

FOR IMMEDIATE RELEASE

Willdan Group, Inc. Details Long-Term Business Strategy
and Outlook

ANAHEIM, Calif., January 16, 2007 – Willdan Group, Inc. (NASDAQ:WLDN), a leading provider of outsourced services to public agencies, today detailed its long-term business strategy and outlook.

Willdan Group Inc. (WGI) provides specialized outsourced services to public agencies typically serving small and mid-sized communities.  Founded over 40 years ago, WGI is a family of wholly owned companies that operates in three primary service areas: engineering, public finance and homeland security services.  With a well-established industry-wide reputation for efficient, effective, high quality outsourced service solutions, the Company has delivered a track record of consistently profitable growth from operations and strong performance metrics.  Services provided include:

•                  civil engineering,

•                  building and safety services,

•                  traffic engineering,

•                  geotechnical engineering,

•                  construction management,

•                  planning,

•                  special district formation and administration,

•                  financial and economic consulting, and

•                  disaster preparedness and homeland security.

WGI has a large base of more than 750 clients that is comprised primarily of public agencies.  The Company’s focus on serving a large number of public sector clients results in less revenue volatility than more conventional engineering companies.  This is due to lower customer concentration risk and more steady work flow.  WGI’s total revenues have increased each consecutive year since 1996 representing a compound annual growth rate of 13.7% over the past decade.

“There are a number of key factors driving our growth,” said Win Westfall, President and Chief Executive Officer of WGI.  “Increasing populations and deteriorating infrastructure, paired with a shortage of qualified engineers, are driving significant demand for our services.  With our core competencies in the complex public sector market, WGI is well positioned competitively to meet this demand.

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“We have a large and diversified customer base of long-term clients, a long-standing reputation for quality, a strong talent pool and specialized expertise, and we are strategically located in some of the fastest growing cities and counties in the nation,” Westfall continued.  “With the strength of both our balance sheet and our industry leadership, we have a great opportunity to leverage our competitive position to export our model both organically and externally into new geographic areas where there is growing but unmet demand for privatized governmental services.”

Market Dynamics Driving Demand for Privatized Governmental Services

To keep pace with population growth, aging public infrastructure and the expanding demands of growing communities, public agencies are increasingly outsourcing specialized services.  Outsourcing enables public agencies to supplement internal capabilities without incurring the costs of permanent specialized staffing.  Population growth also drives the creation of new municipalities and the growth of smaller communities.  In turn, this generates the need for increased infrastructure capacity and new infrastructure elements, as well as providing the wider range of services needed by growing constituencies.  In aging communities, the deterioration of local infrastructure is accelerating, creating demand for rehabilitation and refurbishment.  Additionally, government funding programs, from the federal level down to local agencies, increasingly recognize the critical nature of infrastructure issues and are providing more funding to address them.

Opportunities for Geographic Expansion into Attractive Markets

WGI’s family of subsidiaries operates through a network of over 20 offices located throughout California and other western states.  WGI leverages its invested intellectual capital and core competencies within its various companies to expand existing client relationships, enter new markets efficiently and cost effectively, and develop new business lines.

WGI intends to explore entry into new markets through organic office openings with key hires and through strategic acquisitions of companies that are complementary to its business.  Significant expansion opportunities exist in communities throughout the U.S. where the local infrastructure is deteriorating and where contract, privatized services afford a potential solution.  WGI has identified several high-growth regions in the U.S. where it intends to pursue business expansion opportunities.  The Company recently began serving communities in Colorado and Utah, and opened offices in the states of Washington and Florida to capitalize on growth opportunities in those regions.

Business Strategies and Outlook

WGI plans to report fourth quarter and year-end 2006 results in March and has established specific objectives for 2007.

By capitalizing on increasing infrastructure budgets, market acceptance and growth of outsourcing as a viable solution for public agencies, WGI’s key strategies for growth this year include:

•                  Continue to expand market share in existing markets by adding complementary services.  The Company currently offers 20 distinct services through its family of subsidiaries.  Its goal for 2007 is to add four to six services that will be new to selected geographic markets.

•                  Enter attractive new geographic markets organically through strategic hires and opportunistically through selective acquisitions.  WGI’s goal for 2007 is to enter three new geographic markets.

•                  Increase revenue per employee (on a full-time equivalent basis), a key measure of productivity, by 3% to 5% over fiscal year 2006.

•                  By year-end 2007, WGI expects an increase in overall headcount of 7% to 10% over year-end 2006. Overall headcount includes both full and part-time employees.

•                  Achieve total revenues of $86 to $90 million for 2007 as compared with revenue of $67.3 million for fiscal 2005 and revenue of $59.0 million for the nine months ended September 30, 2006.

At September 30, 2006, as adjusted for the initial public offering of common stock, WGI had cash and cash equivalents of $12.4 million (not including the over-allotment option exercised by the underwriter), total assets of $48.3 million and total indebtedness of $1.2 million.

Willdan Group, Inc. went public on November 21, 2006, and the Company’s common stock trades on the Nasdaq Global Market under the symbol “WLDN.”

About Willdan Group, Inc.

Founded over 40 years ago, Willdan Group, Inc. is a leading provider of outsourced services to public agencies located primarily in California and other western states.  Willdan Group, Inc. assists cities and other government agencies with a broad range of services, including civil engineering, building and safety services, geotechnical engineering, financial and economic consulting, and disaster preparedness and homeland security.  www.willdangroup.com

Forward-Looking Statements

Safe Harbor Statement:  Statements in this press release which are not purely historical, including statements regarding Willdan Group’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the Company will not be able to expand market share in existing markets, the risk that the Company will not be able to expand into new geographic markets, the risk that the Company will not increase its revenue per employee or head count, and the risk that the Company will not achieve its 2007 revenue projection. It is important to note that the Company’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, a downturn in public and private sector construction activity in the Company’s current or prospective geographic markets, a slowdown in the local and regional economies of California and/or other states served by the Company, new legislation that limits the ability of state, regional or local agencies to contract for the Company’s privatized services, and the loss of or inability to hire additional qualified professionals. The Company’s business could be affected by a number of other factors, including the risk factors listed from time to time in the Company’s SEC reports including, but not limited to, the Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on November 3, 2006. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan Group, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Contact:

Mallory McCamant
Chief Financial Officer
Tel: 714-940-6327
mallory@willdangroup.com

Moira Conlon
The Abernathy MacGregor Group Inc.
Tel: 213-630-6550
MHC@abmac.com

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